EXHIBIT 24.1

POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
FORD CREDIT AUTO RECEIVABLES TWO LLC
COVERING ASSET BACKED SECURITIES

EACH OF THE UNDERSIGNED PERSONS appoints Brandon M. Warrington as his or her attorney and agent to do any and all acts and things and execute in his or her name (whether on behalf of FORD CREDIT AUTO RECEIVABLES TWO LLC, or as an officer or Manager of FORD CREDIT AUTO RECEIVABLES TWO LLC) on all documents the attorney and agent determines is necessary or advisable to enable FORD CREDIT AUTO RECEIVABLES TWO LLC to comply with the Securities Act of 1933, as amended, and any requirements of the U.S. Securities and Exchange Commission, in connection with a Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, including the power and authority to sign his or her name to that Registration Statement and to any amendments to the Registration Statement or any of the exhibits or schedules or the Prospectus to be filed with the U.S. Securities and Exchange Commission, and to file the same with the U.S. Securities and Exchange Commission. Each of the undersigned ratifies and confirms all actions of the attorney and agent taken under this power of attorney. The attorney and agent will have, and may exercise, all the powers given by this power of attorney.

EXECUTED on July 31, 2024.

/s/ Ryan Hershberger	/s/ Eliane S. Okamura

Ryan Hershberger	Eliane S. Okamura

/s/ Carrie Yee	/s/ Brent Pfeiffer

Carrie Yee	Brent Pfeiffer

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126

I, Brandon M. Warrington, am the Assistant Secretary of Ford Credit Auto Receivables Two LLC (the "Company") and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on September 25, 2007, and those resolutions have not been amended, rescinded or otherwise modified.

EXECUTED as of July 31, 2024.

/s/ Brandon M. Warrington
Brandon M. Warrington
Assistant Secretary

Robert G. Mossel, as an Assistant Secretary of the Company, certifies that Brandon M. Warrington is the duly elected and qualified Assistant Secretary of the Company and that the signature above is his signature.

EXECUTED as of July 31, 2024.

/s/ Robert G. Mossel
Robert G. Mossel
Assistant Secretary

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Receivables Financing Transactions

RESOLVED, That the Company is authorized to acquire, own, hold, sell, assign, service, pledge and otherwise deal with accounts receivable or leases (including all right, title and interest in them) relating to new or used motor vehicles, including retail installment sale contracts and motor vehicle leases from time to time originated or purchased.by Ford Credit or its subsidiaries, and other rights to and proceeds of the foregoing (collectively, the "Receivables"), in connection with any securitization, other structured financing or whole loan transaction (each, a "Receivables Financing Transaction").

Issuance and Sale of Asset Backed Securities

RESOLVED, That, in connection with any Receivables Financing Transaction, the Company is authorized to issue and sell, through one or more direct or indirect special purpose trusts ("Trusts"), notes, certificates or other securities in one or more classes or series ("Asset Backed Securities") collateralized or backed by or representing an interest in, directly or indirectly, the Receivables, in one or more private or public offerings (each, an "Offering") in the United States or any foreign country.

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Registration of Asset Backed Securities

RESOLVED, That, in connection with any public Offerings of Asset Backed Securities in the United States required to be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, the Company, on behalf of the related Trusts, is authorized to register with the Commission Asset Backed Securities in any principal amount and prepare and file with the Commission one or more registration statements covering such Asset Backed Securities, together with related prospectuses, exhibits and other documents that may be required with respect to the registration and offering of such Asset Backed Securities, and any amendments and supplements to the foregoing documents (collectively, the "Public Documents").

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RESOLVED, That each manager and Authorized Officer of the Company is authorized to sign in his or her own behalf or in the name and on behalf of the Company any Public Documents or Foreign Public Documents, with such changes and in such forms as such managers and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by his or her execution of the Public Documents or Foreign Public Documents, and that each Authorized Officer of the Company is authorized to cause any such Public Document or Foreign Public Documents to be filed with the Commission or the appropriate governing body or agency.

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Appointment of Attorneys-In-Fact

RESOLVED, That each manager and Authorized Officer who may be required to sign any Public Documents, Foreign Public Documents or State Documents is authorized to execute a power of attorney appointing Susan J. Thomas, Marion B. Harris, David M. Brandi and any other person designated by such manager or Authorized Officer, individually and not jointly, as attorneys-in-fact with the power and authority to do and perform, in the name and on behalf of such manager or Authorized Officer who had executed such a power of attorney, every act that any such attorneys may deem necessary, appropriate or desirable to be done in connection with such Public Documents, Foreign Public Documents or State Documents as such manager or Authorized Officer might or could do in person, including to sign his or her name in the capacity of attorney on any such documents and file the same with the Commission or the appropriate governing body or agency in a foreign jurisdiction or the appropriate State authorities.

RESOLVED, That if a prescribed form of resolutions of the Board of Managers is required (i) for an application or other instrument filed for the purpose of any registration, qualification, permit, license or exemption in any State or (ii) for registration or qualification of Asset Backed Securities with the Commission or any governing body or agency of any foreign country, each such resolution will be deemed adopted; and that the Secretary or Assistant Secretary of the Company is authorized to certify that such resolutions were duly adopted by the Board of Managers by this written consent.

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